UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 7, 2005


                           SOUTHWEST COMMUNITY BANCORP

             Incorporated Under the Laws of the State of California


             000-50545                                   30-0136231
      Commission File Number                I.R.S Employer Identification Number

                               5810 El Camino Real
                           Carlsbad, California 92008
                            Telephone: (760) 918-2616


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

See response to Item 2.01 below.


Item 2.01.   Completion of Acquisition or Disposition of Assets.

On June 7, 2005, Southwest Community Bancorp (the "Registrant") and its wholly-owned subsidiary, Financial Data Solutions, Inc, ("FDSI"), executed an Asset Purchase Agreement and Escrow Agreement and sold substantially all of the business assets of FDSI to Float Acquisition Corp., a subsidiary of Open Solutions, Inc., for $9,000,000, of which $1,365,000 is being held in escrow for up to fifteen months relating to certain contingencies.

The terms of the Asset Purchase Agreement were determined on the basis of arms'-length negotiations. Prior to the execution of the Asset Purchase Agreement, to the best of the Registrant's knowledge, neither the Registrant nor any of its affiliates, nor any of its or its affiliates' directors or officers, nor any associate of any such director or officer, had any material relationship with the Float Acquisition Corp or Open Solutions, Inc.

The foregoing summary description of the terms of the transaction is qualified in its entirety by reference to the Asset Purchase Agreement and the Escrow Agreement, which are attached as Exhibits 10.33 and 10.34, respectively, to this Current Report on Form 8-K.

The Registrant issued a press release regarding the sale on June 7, 2005, which is attached as Exhibit 99.1 to this Current Report.


Item 9.01.   Financial Statements and Exhibits

(c)  List of Exhibits

       10.33 Asset Purchase Agreement, Among Financial Data Solutions, Inc., Southwest Community Bancorp and Float Acquisition Corp. dated June 7, 2005.

       10.34   Escrow Agreement dated June 7, 2005.

       99.1    Press Release of Southwest Community Bancorp dated June 7, 2005.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           SOUTHWEST COMMUNITY BANCORP


DATE: June 10, 2005                        By: /s/ Frank J. Mercardante
                                               ---------------------------------
                                                   Frank J. Mercardante
                                                   Chief Executive Officer